SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2012

ALERIS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-173180	27-1539680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 18, 2012, Aleris International, Inc. (the “Company”) issued a press release announcing that it priced a private offering of $500 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Notes”) at par, which represents an increase of $100 million from the offering size previously announced. The offering is expected to close on Tuesday, October 23, 2012, subject to customary closing conditions. The Company intends to use the net proceeds from the sale of the Notes (i) for general corporate purposes, including working capital, capital expenditures and/or funding the completion of the construction of the Company’s aluminum rolling mill in China and/or (ii) to fund acquisition opportunities that may become available to the Company from time to time. In addition, after March 31, 2013 the Company may pay one or more cash dividends from time to time to Aleris Corporation, which will then dividend such funds, pro rata, to its stockholders. A copy of the press release is set forth as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 18, 2012.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Date: October 18, 2012	/s/ Scott A. McKinley
	By:	Scott A. McKinley
	Its:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 18, 2012.